UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2023

MONTEREY INNOVATION ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40861 (Commission File Number)	85-2204842 (I.R.S. Employer Identification No.)

17 State Street, 21st Floor

New York, NY 10004

(Address of principal executive offices, including zip code)

(917) 267-0216
(Registrant’s telephone number, including area code)

Monterey Bio Acquisition Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one redeemable Warrant	MTRYU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	MTRY	The Nasdaq Stock Market LLC
Redeemable Warrants, each Warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	MTYRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement; Amendment to Material Definitive Agreements.

Share Transfer Agreements

On March 9, 2023, NorthStar Bio Ventures, LLC (the “NorthStar Sponsor”) and Chardan Monterey Investments LLC (the “Chardan Sponsor”, together with the NorthStar Sponsor, the “Co-Sponsors”), the co-sponsors of Monterey Innovation Acquisition Corp., formerly Monterey Bio Acquisition Corporation (the “Company”), entered into an agreement (“Co-Sponsor Share Transfer Agreement”) pursuant to which the NorthStar Sponsor transferred 478,125 shares of the Company’s common stock, par value $0.0001 per share (the “founder shares”) to the Chardan Co-Sponsor for a purchase price of $0.006 per share, which is equal to the initial purchase price paid by the NorthStar Sponsor for such founder shares.

On March 9, 2023, each of the Co-Sponsors entered into agreements (“Director Share Transfer Agreements” and, together with the Co-Sponsor Share Transfer Agreement, the “Share Transfer Agreements”) with the three new directors of the Company described in Item 5.02 below to transfer an aggregate of 35,000 founder shares to each such director for a purchase price of $0.006 per share, which is equal to the initial purchase price paid by the NorthStar Sponsor for such founder shares.

The foregoing summary of the Share Transfer Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Share Transfer Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Letter Agreements

On March 9, 2023, the Company and each of the newly appointed officers and directors of the Company described in Item 5.02 below (the “Insiders”) entered into a letter agreement (the “Insiders Letter Agreement”), pursuant to which the Insiders agreed to, among other things, (i) vote all of their shares of Common Stock, including any founder shares in favor of a business combination in the event the Company solicits approval of its stockholders for such business combination; (ii) be bound by certain transfer restrictions in respect of the founder shares; and (iii) waive certain of the conversion rights with respect to their founder shares.

On March 9, 2023, the Company and the Co-Sponsors entered into an amended and restated letter agreement, dated March 9, 2023 (the “A&R Sponsor Letter Agreement”, together with the Insiders Letter Agreement, the “Letter Agreements”), to reflect, among other things, the transfer of founder shares between the Co-Sponsors.

The foregoing summary of the Letter Agreements does not purport to be complete and is qualified in its entirety by reference to the Insiders Letter Agreement and A&R Sponsor Letter Agreement attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Assignment and Assumption

On March 9, 2023, the Company and each of the Co-Sponsors entered into an Assignment and Assumption of Administrative Services Agreement (the “Assignment”), pursuant to which the NorthStar Sponsor assigned certain of its right, title and interest under the Administrative Services Agreement, dated September 30, 2021, by and between the Company and the NorthStar Sponsor, to the Chardan Sponsor.

The foregoing summary of the Assignment does not purport to be complete and is qualified in its entirety by reference to the Assignment attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors.

On March 9, 2023, Sanjeev Satyal tendered his resignation as Chief Executive Officer and William McKeever tendered his resignation as Chief Financial Officer and director. There was no known disagreement with either individual on any matter relating to the Company’s operations, policies or practices.

Also on March 9, 2023, Chris Coleman, Jory Des Jardins and Roderick Hardamon, were appointed as directors. Mr. Hardamon and Mr. Coleman were appointed to the audit committee of the Company, and Mr. Hardamon was also designated as the “audit committee financial expert.” Jonas Grossman was appointed to Executive Chairman. Murat Omur was appointed Chief Executive Officer and Sean McGann was appointed Chief Financial Officer.

The following sets forth certain information concerning each new director and officer’s past employment history and directorships held in public companies, if applicable.

Chris Coleman, 52, serves as the President of Liberty United DAO LLC, a blockchain company and has, since April 2020, served as a Principal and Founder for Dominus Group, LLC, an acquisition and due diligence consulting firm. Previously, Mr. Coleman served as the Chief Executive Officer of CMNS Systems LLC, a management consulting firm, from November 2020 until April 2022. Before that, he served as the Chief Executive Officer for LookingGlass Cyber Solutions, Inc., a commercial cyber security company, between 2013 and 2020.

Jory Des Jardins. 50, has nearly 20 years of experience in corporate management, focusing in the tech and digital marketing space. Ms. Des Jardins serves as Fractional Executive and Advisor for Candor Partners, a startup advisory company, since February 2016, and served as a member of the board of directors of Dragonfly Energy Holdings Corp (formerly, Chardan NexTech Acquisition 2 Corp.) from August 2021 until October 2022. Previously, she served as Chief Marketing Officer for Countable, a digital community SaaS company, as well as Fractional Chief Marketing Officer for AboveBoard, an executive recruiting platform and Chief Marketing Officer for The @ Company, a privacy protocol company. From July 2019 to May 2020, Ms. Des Jardins served as Head of Global Startup Marketing for AWS, a cloud services company, and from June 2018 to July 2019, she served as Global Head of Community for ConsenSys, a Web3 Incubator. From June 2017 to June 2018, she was a Consumer Digital Partner for Tribal Ventures, and she served as SVP of Global Strategic Alliances for SheKnows Media between 2014 and 2016. She also served as the President of BlogHer, a media marketing platform she founded in March 2005 until November 2014. Ms. Des Jardins holds a Bachelor of Arts degree in English Literature from the University of Illinois, Urbana-Champaign.

Roderick Hardamon, 46, has served as the Chief Executive Officer and Chief Strategist of URGE Imprint LLC, an integrated boutique management consulting firm since 2016, and as Chief Executive Officer of URGE Development Group LLC, a real estate development company since 2017. From August 2021 until October 2022, Mr. Hardamon served on the board of directors and on the audit committee for Dragonfly Energy Holdings Corp. (formerly, Chardan NexTech Acquisition 2 Corp.). Previously, he served as the North America Head & Global Head of Strategy for Citi Alternative Investment Services, and as Global Co-Head of Mergers and Acquisition (M&A) for Citi Markets & Banking. Mr. Hardamon has also served on the board of directors for the Boys and Girls Club of Southeastern Michigan and the Metro Detroit Black Business Alliance since 2020 and 2022, respectively. Mr. Hardamon earned a Bachelor of Arts degree in Philosophy and a Bachelor of Science degree in Accounting from Morehouse College.

Murat Omur, 45, has 15 years of investment banking experience in the healthcare mergers and acquisitions space Mr. Omur serves as Managing Director of Healthcare Investment Banking and Principal Investments at Chardan Capital Markets, since June 2019. Prior to joining Chardan, Mr. Omur was an Executive Director in Healthcare Investment Banking at Nomura Securities from October 2015 to April 2019. Prior to Nomura, he was a Director at Perella Weinberg Partners, focusing on mergers and acquisitions, including healthcare. Before joining Perella Weinberg, Mr. Omur worked in the mergers and acquisitions group of Merrill Lynch. Mr. Omur holds a Bachelor of Arts degree in International Relations and Sociology from Boğaziçi University, a Master of Arts in International Relations from Johns Hopkins University, and a Masters of Business Administration in Finance from Columbia Business School.

Sean McGann, 37, has over 15 years of investment banking and strategy experience. Mr. McGann is a Managing Director in the Principal Investments Group for Chardan Capital Markets, a position he has held since November 2020. Previously, Mr. McGann was at Citigroup from June 2013 to November 2020 where he was the Director of Product Strategy for the Corporate and Investment Bank and served as an Investment Banker covering clients in the Financial Technology and Asset Management sectors. He has also acted as an advisor to several special purpose acquisition companies, including Chardan NexTech Acquisition 2 Corp., CleanTech Acquisition Corp. and Ventoux CCM Corp. Mr. McGann holds a Masters of Business Administration in Finance from Georgetown University and a Bachelor of Science in Accounting from Boston College.

The Company has determined that none of the newly appointed directors or officers has or had a direct or indirect material interest in any transaction in which the Company was or is a participant, that would be required to be disclosed under Item 404(a) of Regulation S-K. None of the newly appointed directors or officers will receive any compensation in connection with their appointment.

The Company has entered into a standard director indemnity agreement with each of the Insiders, a form of which was filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2021.

Item 5.03 Amendment to Certificate of Incorporation or Bylaws.

On March 10, 2023, the Company filed an amendment to its amended and restated certificate of incorporation with the Secretary of State of Delaware to change its corporate name from “Monterey Bio Acquisition Corporation” to “Monterey Innovation Acquisition Corp.” (the “Name Change Amendment”). The Name Change Amendment was effective as of March 10, 2023. The Name Change Amendment is filed as Exhibit 3.1 to this Current Report.

Item 8.01 Other Events.

On March 10, 2023, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the changes in management, its expanded acquisition strategy to include a broader universe of disruptive technology targets, and other transactions described herein.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment
10.1	Form of Share Transfer Agreement
10.2	Letter Agreement, dated March 9, 2023, by and between the Company and certain directors and officers of the Company
10.3	Letter Agreement, dated March 9, 2023, among the Company, NorthStar Bio Ventures, LLC and Chardan Monterey Investments LLC
10.4	Assignment and Assumption of Administrative Services Agreement, dated March 9, 2023, among the Company, NorthStar Bio Ventures, LLC and Chardan Monterey Investments LLC
99.1	Press Release, dated March 10, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monterey INNOVATION ACQUISITION Corp.

By:	/s/ Murat Omur
	Name:	Murat Omur
	Title:	Chief Executive Officer

Date: March 10, 2023